UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2020, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board by one member and appointed Meeta Chatterjee, Ph.D., as a director. Dr. Chatterjee has been designated as a class II director to serve in accordance with the Company’s By-Laws until the Company’s 2021 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal, or resignation.  Dr. Chatterjee was also appointed to each of the Organization, Leadership and Compensation Committee and the Strategy and Business Development Committee of the Board.

Dr. Chatterjee has served as Senior Vice President of Global Business Development at Legend Biotech Corp., a public biopharmaceutical company, since March 2019. Prior to this role she served in increasing roles of responsibility at Merck Research Laboratories, a division of Merck & Co., Inc., from 2007 to May 2018, most recently serving as Head of Strategy, Transactions and Operations in the Business Development and Licensing group. Dr. Chatterjee holds a B.A. in Physics from St. Xavier’s University in Ahmedabad, India, and Rutgers University, and a Ph.D. in Physiology from Rutgers University. She completed her post-doctoral fellowship in the Department of Physiology at the University of Virginia School of Medicine. She brings to the Board broad strategic and operational experience in pharmaceutical research and development, licensing and strategic transactions.

In accordance with the Company’s director compensation policy, Dr. Chatterjee will receive (i) annual cash compensation of $35,000 as a member of the Board and $5,000 for each of the committees to which she has been appointed, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 23,076 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to her continued service on the Board.  Dr. Chatterjee has entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	December 18, 2020	By:	/s/ Michelle Robertson
Michelle Robertson Chief Financial Officer